Exhibit  10.25


                              CONVEYANCE AGREEMENT

     THIS  AGREEMENT  made  the  30th  day  of  September,  1997.

BETWEEN:

     ADDAX PETROLEUM BENIN LIMITED, a company organized and existing under the laws of the Isle of Man and having its registered office at Victory House, Prospect Hill, Douglas Isle of Man (hereinafter referred to as the "Vendor")

                                                               OF THE FIRST PART

                         -  and  -

     ABACAN RESOURCES (BENIN) LTD., a company organized and existing under the laws of the Bahamas and having its registered office at Suite 303, Anbacher House, East Street North, Nassau, Bahamas (hereinafter referred to as the "Purchaser")

                                                              OF THE SECOND PART


     WHEREAS the Assignor is a party to those agreements (collectively called the "Agreements") described in Schedule A hereto;

     AND WHEREAS by virtue of the Agreements, the Assignor holds an interest in Concession Block 1 and Concession Block 4, both being located in the Republic of Benin.

     AND WHEREAS the Assignor wishes to convey and assign all of its right, title, interest and estate in and to the Agreements to the Assignee;

     NOW THEREFORE in consideration of the premises hereto and the mutual covenants and agreements herein set forth, the parties hereto mutually covenant and agree as follows:

1. The Assignor hereby assigns, transfers, sets over and conveys to the Assignee all of its right, title, interest and estate in and to the Agreements, TO HAVE AND TO HOLD the same unto the Assignee for the Assignee's sole and exclusive use and benefit absolutely.


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2.     The  Assignee  hereby  accepts  the  within conveyance and assignment and covenants and agrees with the Assignor that it shall be bound by, observe and perform the covenants, duties and obligations contained in the Agreements to be observed and performed by the Assignor, to the extent that such covenants, duties and obligations relate to a period, or arise, as the case may be, on or after September 1, 1997 (the "Effective Date"), it being the intent and purpose of the parties hereto that the Assignee shall hold all of the rights and interests conferred in the Agreements from and after the Effective Date, for its exclusive use and benefit absolutely.

3. The Assignor covenants and agrees with the Assignee that it shall and will, from time to time and at all times hereafter, at the request of the Assignee, execute such further documents and assurances and do all such further acts as may be reasonably required for the purpose of confirming and giving effect to the transfer of all interests and rights of the Assignor to the Assignee under and purusant to the Agreements.

4. Nothing herein contained shall be construed as a release of the Assignor from any obligation or liability under the said Agreement which obligation or liability had accrued prior to the Effective Date.

5. This Agreement may be executed in as many counterparts as are necessary and, when a counterpart has been executed by each party, all counterparts together shall constitute this Agreement.

6. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                    ADDAX  PETROLEUM  BENIN  LIMITED



                                    Per:  /s/  Marc  Lorenceau
                                          --------------------


                                    ABACAN  RESOURCES  (BENIN)  LTD.



                                    Per:  /s/  Wade  Cherwayko
                                         ---------------------

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SCHEDULE  A attached to and forming part of an ASSIGNMENT AND NOVATION AGREEMENT made the 30th day of September, 1997, between Addax Petroleum Benin Limited, as Assignor, and Abacan Resources (Benin) Ltd., as Assignee.



                                   AGREEMENTS


1. "Le Contrat pour l'Exploration et l'Exploitation Petrolieres - Block Offshore No. 1 et Seme" dated February 1, 1997.

2. "Le Contrat pour l'Exploration et l'Exploitation Petrolieres - Block Offshore Profond No. 4" dated February 1, 1997.

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